                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                           _________________________


                                    FORM T-1

                            STATEMENT OF ELIGIBILITY
                     UNDER THE TRUST INDENTURE ACT OF 1939
                OF A CORPORATION DESIGNATED TO ACT AS A TRUSTEE

                           _________________________


         CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE
                       PURSUANT TO SECTION 305(b)(2) ___


                           FIRST UNION NATIONAL BANK
                               (Name of Trustee)

                                                               22-1147033
  (Jurisdiction of Incorporation or                         (I.R.S. Employer
Organization if not a U.S. National Bank)                  Identification No.)

 102 PENNSYLVANIA AVENUE, AVONDALE, PA.                          19311
(Address of Principal Executive Offices)                       (Zip Code)

                           _________________________

                              MCA FINANCIAL CORP.
                               (Name of Obligor)

               MICHIGAN                                        38-3014001
        (State of Incorporation)                            (I.R.S. Employer
                                                           Identification No.)

         23999 NORTHWESTERN HWY.
          SOUTHFIELD, MICHIGAN                                   48075
(Address of Principal Executive Offices)                       (Zip Code)

                    11% SUBORDINATED DEBENTURES, SERIES 1997
                                DUE JUNE 1, 2003
                        (Title of Indenture Securities)





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

                                    GENERAL
ITEM 1.  GENERAL INFORMATION.

         Furnish the following information as to the trustee:

         (A) NAME AND ADDRESS OF EACH EXAMINING OR SUPERVISORY AUTHORITY TO WHICH IT IS SUBJECT:

                Comptroller of the Currency, Washington, D.C.
                Board of Governors of the Federal Reserve System, New York, N.Y. Federal Deposit Insurance Corporation, Washington, D.C.

         (B)    WHETHER IT IS AUTHORIZED TO EXERCISE CORPORATE TRUST POWERS.

                       The Trustee is authorized to exercise corporate trust
                powers.

ITEM 2.  AFFILIATIONS WITH OBLIGOR.

         IF THE OBLIGOR IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

         None.

ITEM 3.  VOTING SECURITIES OF THE TRUSTEE.

         FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF VOTING SECURITIES OF THE TRUSTEE:

                  Col. A.                       Col. B.
                  Title of Class                Amount  Outstanding
                  --------------                -------------------
                  Not applicable.

ITEM 4.  TRUSTEESHIP UNDER OTHER INDENTURES:

         IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, FURNISH THE FOLLOWING INFORMATION:

         (A) TITLE OF THE SECURITIES OUTSTANDING UNDER EACH SUCH OTHER
INDENTURE.

         Not Applicable

         (B) A BRIEF STATEMENT OF THE FACTS RELIED UPON AS A BASIS FOR THE CLAIM THAT NO CONFLICTING INTEREST WITHIN THE MEANING OF SECTION 310(b)(1) OF THE ACT ARISES AS A RESULT OF THE TRUSTEESHIP UNDER ANY SUCH OTHER INDENTURE, INCLUDING A STATEMENT AS TO HOW THE INDENTURE SECURITIES WILL RANK AS COMPARED WITH THE SECURITIES ISSUED UNDER SUCH OTHER INDENTURE.





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


         Not Applicable.

ITEM 5. INTERLOCKING DIRECTORATES AND SIMILAR RELATIONSHIPS WITH THE OBLIGOR OR UNDERWRITERS.
         IF THE TRUSTEE OR ANY OF THE DIRECTORS OR EXECUTIVE OFFICERS OF THE TRUSTEE IS A DIRECTOR, OFFICER, PARTNER, EMPLOYEE, APPOINTEE, OR REPRESENTATIVE OF THE OBLIGOR OR OF ANY UNDERWRITER FOR THE OBLIGOR, IDENTIFY EACH SUCH PERSON HAVING ANY SUCH CONNECTION AND STATE THE NATURE OF EACH SUCH CONNECTION.

         Not Applicable

ITEM 6.  VOTING SECURITIES OF THE TRUSTEE OWNED BY THE OBLIGOR OR ITS
OFFICIALS.

         FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY THE OBLIGOR AND EACH DIRECTOR, PARTNER AND EXECUTIVE OFFICER OF THE OBLIGOR.

-----------------------------------------------------------------------------------------------------------
         COL. A                   COL. B                    COL. C                          COL. D.
-----------------------------------------------------------------------------------------------------------
                                                                                      PERCENTAGE OF VOTING
                                                                                     SECURITIES REPRESENTED
        NAME OF                  TITLE OF                AMOUNT OWNED                 BY AMOUNT GIVEN IN
         OWNER                    CLASS                  BENEFICIALLY                       COL. C
-----------------------------------------------------------------------------------------------------------
         Not Applicable

ITEM 7.  VOTING SECURITIES OF THE TRUSTEE OWNED BY UNDERWRITERS OR THEIR
OFFICIALS.

         FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF THE TRUSTEE OWNED BENEFICIALLY BY EACH UNDERWRITER FOR THE OBLIGOR AND EACH DIRECTOR, PARTNER, AND EXECUTIVE OFFICER OF EACH SUCH UNDERWRITER.

-----------------------------------------------------------------------------------------------------------
         COL. A                   COL. B                    COL. C                          COL. D.
-----------------------------------------------------------------------------------------------------------
                                                                                          PERCENTAGE OF
                                                                                        VOTING SECURITIES
                                                                                         REPRESENTED BY
         NAME OF                                         AMOUNT OWNED                    AMOUNT GIVEN IN
          OWNER               TITLE OF CLASS             BENEFICIALLY                        COL. C.
-----------------------------------------------------------------------------------------------------------
         Not Applicable





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ITEM 8.  SECURITIES OF THE OBLIGOR OWNED OR HELD BY THE TRUSTEE.

         FURNISH THE FOLLOWING INFORMATION AS TO SECURITIES OF THE OBLIGOR OWNED BENEFICIALLY OR HELD AS COLLATERAL SECURITY FOR THE OBLIGATIONS IN DEFAULT BY THE TRUSTEE.


-----------------------------------------------------------------------------------------------------------
         COL. A                   COL. B                    COL. C                          COL. D.
-----------------------------------------------------------------------------------------------------------
                               WHETHER THE
                              SECURITIES ARE       AMOUNT OWNED BENEFICIALLY            PERCENT OF CLASS
                                VOTING OR            OR HELD AS COLLATERAL               REPRESENTED BY
          TITLE                 NONVOTING           SECURITY FOR OBLIGATIONS             AMOUNT GIVEN IN
         OF CLASS              SECURITIES                 IN DEFAULT                         COL.C.
-----------------------------------------------------------------------------------------------------------
         Not Applicable

ITEM 9.  SECURITIES OF THE UNDERWRITERS OWNED OR HELD BY THE TRUSTEE.

         IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF AN UNDERWRITER FOR THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH UNDERWRITER ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE.



-----------------------------------------------------------------------------------------------------------
         COL. A                   COL. B                    COL. C                          COL. D.
-----------------------------------------------------------------------------------------------------------
                                                   AMOUNT OWNED BENEFICIALLY            PERCENT OF CLASS
         NAME OF                                     OR HELD AS COLLATERAL               REPRESENTED BY
       ISSUER AND                 AMOUNT            SECURITY FOR OBLIGATIONS             AMOUNT GIVEN IN
     TITLE OF CLASS            OUTSTANDING           IN DEFAULT BY TRUSTEE                   COL. C.
-----------------------------------------------------------------------------------------------------------
         Not applicable





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

ITEM 10. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF VOTING SECURITIES OF CERTAIN AFFILIATES OR SECURITY HOLDERS OF THE OBLIGOR.

         IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT VOTING SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE (1) OWNS 10 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR OR (2) IS AN AFFILIATE, OTHER THAN A SUBSIDIARY, OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO THE VOTING SECURITIES OF SUCH PERSON.

-----------------------------------------------------------------------------------------------------------
         COL. A                   COL. B                    COL. C                          COL. D
-----------------------------------------------------------------------------------------------------------
                                                   AMOUNT OWNED BENEFICIALLY           PERCENT OF VOTING
         NAME OF                                     OR HELD AS COLLATERAL                SECURITIES
       ISSUER AND                 AMOUNT           SECURITY FOR OBLIGATIONS          REPRESENTED BY AMOUNT
     TITLE OF CLASS             OUTSTANDING          IN DEFAULT BY TRUSTEE              GIVEN IN COL. C.
-----------------------------------------------------------------------------------------------------------
         Not Applicable

ITEM 11. OWNERSHIP OR HOLDINGS BY THE TRUSTEE OF ANY SECURITIES OF A PERSON OWNING 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR.

         IF THE TRUSTEE OWNS BENEFICIALLY OR HOLDS AS COLLATERAL SECURITY FOR OBLIGATIONS IN DEFAULT ANY SECURITIES OF A PERSON WHO, TO THE KNOWLEDGE OF THE TRUSTEE, OWNS 50 PERCENT OR MORE OF THE VOTING SECURITIES OF THE OBLIGOR, FURNISH THE FOLLOWING INFORMATION AS TO EACH CLASS OF SECURITIES OF SUCH PERSON ANY OF WHICH ARE SO OWNED OR HELD BY THE TRUSTEE.

-----------------------------------------------------------------------------------------------------------
         COL. A                   COL. B                    COL. C                          COL. D
-----------------------------------------------------------------------------------------------------------
                                                   AMOUNT OWNED BENEFICIALLY            PERCENT OF CLASS
         NAME OF                                     OR HELD AS COLLATERAL               REPRESENTED BY
       ISSUER AND                 AMOUNT            SECURITY FOR OBLIGATIONS            AMOUNT GIVEN IN
     TITLE OF CLASS            OUTSTANDING           IN DEFAULT BY TRUSTEE                  COL. C.
-----------------------------------------------------------------------------------------------------------
         Not Applicable

ITEM 12.  INDEBTEDNESS OF THE OBLIGOR TO THE TRUSTEE.

         EXCEPT AS NOTED IN THE INSTRUCTIONS, IF THE OBLIGOR IS INDEBTED TO THE TRUSTEE, FURNISH THE FOLLOWING INFORMATION:

-----------------------------------------------------------------------------------------------------------
                COL. A                          COL. B                          COL. C
-----------------------------------------------------------------------------------------------------------
        NATURE OF INDEBTEDNESS            AMOUNT OUTSTANDING                   DATE DUE
-----------------------------------------------------------------------------------------------------------
            Not Applicable





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Item 13.  Defaults by the Obligor.

         (a) State whether there is or has been a default with respect to the securities under this indenture. Explain the nature of any such default.

         None

         (B) IF THE TRUSTEE IS A TRUSTEE UNDER ANOTHER INDENTURE UNDER WHICH ANY OTHER SECURITIES, OR CERTIFICATES OF INTEREST OR PARTICIPATION IN ANY OTHER SECURITIES, OF THE OBLIGOR ARE OUTSTANDING, OR IS TRUSTEE FOR MORE THAN ONE OUTSTANDING SERIES OF SECURITIES UNDER THE INDENTURE, STATE WHETHER THERE HAS BEEN DEFAULT UNDER ANY SUCH INDENTURE OR SERIES, IDENTIFY THE INDENTURE OR SERIES AFFECTED, AND EXPLAIN THE NATURE OF ANY SUCH DEFAULT.

         None

ITEM 14.  AFFILIATIONS WITH THE UNDERWRITERS.

         IF ANY UNDERWRITER IS AN AFFILIATE OF THE TRUSTEE, DESCRIBE EACH SUCH AFFILIATION.

         Not Applicable

ITEM 15.  FOREIGN TRUSTEE.

         IDENTIFY THE ORDER OR RULE PURSUANT TO WHICH THE FOREIGN TRUSTEE IS AUTHORIZED TO ACT AS SOLE TRUSTEE UNDER INDENTURES QUALIFIED OR TO BE QUALIFIED UNDER THE ACT.

         Not Applicable

Item 16.  Lists of Exhibits.

         1*      -Copy of Articles of Association of the Trustee as now in
                  effect.
         2*      -No certificate of authority of the Trustee to commence
                  business is furnished since this authority is contained in the Articles of Association of the Trustee.
         3*      -Copy of the authorization of the Trustee to exercise
                  corporate trust powers.
         4*      -Copy of the existing By-Laws of the Trustee, as now in
                  effect.
         5       -Not applicable.
         6       -The consent of the Trustee required by Section 321 (b) of the
                  Act.
         7       -A copy of the latest report of Condition of the Trustee
                  published pursuant to the law or the requirements of its supervising or examining authority.
         8       -Not Applicable
         9       -Not Applicable

-------------
*Exhibits thus designated have heretofore been filed with the Securities and Exchange Commission, have not been amended since filing and are incorporated herein by reference (see Exhibit T-1 Registration Number 333-241137).





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

        In answering any item in this statement of eligibility and qualification which relates to matters peculiarly within the knowledge of the obligor or of its directors or officers, or an underwriter for the obligor, the undersigned, First Union National Bank, has relied upon information furnished to it by the obligor or such underwriter.





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                                   SIGNATURE

         Pursuant to the requirements of the Trust Indenture Act of 1939 the Trustee, First Union National Bank, a national banking association organized and existing under the laws of the United States, has duly caused this Statement of Eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Newark, and State of New Jersey, on the 14th day of May, 1997.


                                        First Union National Bank
                                                (Trustee)


(CORPORATE SEAL)
                                        By:     /s/ Rick Barnes
                                           ---------------------------------
                                                Assistant Vice President





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


                                                                     EXHIBIT T-6

                               CONSENT OF TRUSTEE


         Pursuant to the requirements of Section 321 (b) of the Trust Indenture Act of 1939, and in connection with the proposed issue of MCA Financial Corp., we hereby consent that reports of examinations by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

                                        FIRST UNION NATIONAL BANK


                                        By:     /s/ Rick Barnes
                                           ---------------------------------
                                                Assistant Vice President




Newark, NJ
May 14, 1997





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



                                                                     EXHIBIT T-7
                              REPORT OF CONDITION

Consolidating domestic and foreign subsidiaries of the First Fidelity Bank, National Association, at the close of business on March 31, 1997, published in response to call made by Comptroller of the Currency, under title 12, United States Code, Section 161. Charter Number 33869 Comptroller of the Currency Northeastern District.

STATEMENT OF RESOURCES AND LIABILITIES

                                                     ASSETS                                        Thousand of Dollars
                                                                                                   -------------------
Cash and balance due from depository institutions:
  Noninterest-bearing balances and currency and coin  . . . . . . . . . . . . . . . . . . . . . . . . .  1,589,725
  Interest-bearing balances . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 33,025
 Securities
  Hold-to-maturity securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  406,600
  Available-for-sale securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2,331,814
Federal funds sold and securities purchased under agreements to resell  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2,102,868
Loans and lease financing receivables:
         Loan and leases, net of unearned income  . . . . . . . . . . . . . . . . . . . . . . . . . . . 19,281,909
         LESS: Allowance for loan and lease losses  . . . . . . . . . . . . . . . . . . . . . . . . . . .  243,522
         LESS: Allocated transfer risk reserve  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  0
         Loans and leases, net of unearned income, allowance, and
         reserve  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 19,038,387
Assets held in trading accounts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  0
Premises and fixed assets (including capitalized leases)  . . . . . . . . . . . . . . . . . . . . . . . .  405,170
Other real estate owned . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 49,059
Investment in unconsolidated subsidiaries and associated
companies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 32,905
Customer's liability to this bank on acceptances outstanding  . . . . . . . . . . . . . . . . . . . . . . . 45,474
Intangible assets . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  411,739
Other assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  642,043
Total assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27,200,716
                                                  LIABILITIES
Deposits:
         In domestic offices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 21,310,047
           Noninterest-bearing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  4,381,335
           Interest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 16,928,712
         In foreign offices, Edge and Agreement subsidiaries,
         and IBFs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  519,225
           Noninterest-bearing  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  215
           Interest-bearing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  519,010
Federal funds purchased and securities sold under agreements to repurchase  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,771,997
Demand notes issued to the U.S. Treasury  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 99,991
Trading liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  0
Other borrowed money (includes mortgage indebtness and obligations under capitalized leases).
         With original maturity of one year or less . . . . . . . . . . . . . . . . . . . . . . . . . . . . 12,151
         With original maturity of more than one year . . . . . . . . . . . . . . . . . . . . . . . . . . . 14,852
Bank's liability on acceptances executed and outstanding  . . . . . . . . . . . . . . . . . . . . . . . . . 45,884
Subordinated notes and debentures . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  450,000
Other liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  642,872
Total liabilities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 24,867,019
Limited-life preferred stock and related surplus  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  0
                                                EQUITY CAPITAL
Perpetual preferred stock and related surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  160,540
Common Stock  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  452,156
Surplus . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1,300,080
Undivided profits and capital reserves  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  452,724
Net unrealized holding gains (losses) on available-for-sale
 securities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . (31,803)
Cumulative foreign currency translation adjustments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  0
Total equity capital  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  2,333,697
Total liabilities, limited-life preferred stock and equity
  capital . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 27,200,716





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